Exhibit 99.1

Sent via Electronic Delivery to: sgovil@cemtrex.com

June 4, 2025

Mr. Saagar Govil

Chief Executive Officer Cemtrex Inc.

135 Fell Court

Hauppauge, NY 11788

Re:	Cemtrex Inc. (the “Company”) Nasdaq Symbol: CETX

Dear Mr. Govil:

On February 21, 2025, Staff notified the Company that it did not comply with the minimum $2.5 million stockholders’ equity, or $35 million market value of listed securities, or $500,000 of net income from continuing operations requirements for The Nasdaq Capital Market set forth in Listing Rules 5550(b)(1), or 5550(b)(2), or 5550(b)(3) (the “Rules”), respectively. Based on your Form 10-Q for the period ended March 31, 2025, dated May 15, 2025, evidencing stockholders’ equity of $6,403,022, Staff has determined that the Company complies with the Rules and this matter is now closed.

If you have any questions, please contact me at + 1 202 748 4488. Sincerely,

Rachel Scherr

Director

Nasdaq Listing Qualifications